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                                                                   EXHIBIT 23.6

                                                                  July 31, 1998

First Chicago NBD Corporation
One First National Plaza
Chicago, Illinois 60670

Gentlemen:

  We hereby consent (i) to the use of our opinion letter to the Board of Directors of First Chicago NBD Corporation ("FCN") dated July 31, 1998 included as Appendix D to the Joint Proxy Statement-Prospectus that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of BANC ONE CORPORATION ("BANC ONE") with and into BANK ONE CORPORATION ("BANK ONE"), a wholly-owned subsidiary of BANC ONE, to be immediately followed by the merger of FCN with and into BANK ONE, and (ii) to the references to such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     LAZARD FRERES & CO. LLC

                                         /s/ Gary S. Shedlin
                                     By
                                         --------------------------------------
                                                    GARY S. SHEDLIN
                                                   MANAGING DIRECTOR